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                                                                 Exhibit 10.11.4

October 15, 1998

Richard E. Ottalagana
965 Strong Rd.
Victor, NY 14564

Re:  Stock Rights Agreement
     ----------------------

Dear Dick:

The purpose of this letter is to formalize our understanding concerning certain restrictions on your ownership and/or transfer of PaeTec Corp. stock pursuant to your Stock Rights Agreement dated July 17, 1998. In particular, this letter confirms that those restrictions will be relaxed as described below, effective upon the third anniversary of your employment with PaeTec Communications, Inc.

As we have previously discussed, your decision to join PaeTec was based, in part, on a mutual understanding concerning the nature and length of your employment. Specifically, it was understood that following your third full year of employment with PaeTec you would be entitled to reduce your status at PaeTec to part-time employment (i.e., no more than twenty hours per week) or to assist PaeTec on a consulting basis for no more than twenty hours per week, without adversely affecting any "vesting" rights in your PaeTec stock. This letter formalizes our understanding that a reduction of your employment status in the manner indicated above will not be deemed to be a voluntary separation from the company pursuant to Section 3(a) of the Stock Rights Agreement and therefore will not trigger the "Purchase Option" described in Section 3. Instead, your Stock Rights Agreement will continue in full force and effect just as if you were continuing on as a full-time employee, and the Purchase Option will not take effect until such time as it is triggered by some other event described in the Stock Rights Agreement. If no such triggering event occurs, the Purchase Option will still fully expire, as indicated in the Agreement, on the fourth anniversary of your employment with PaeTec Communications, Inc.

I trust that this letter accurately summarizes our understanding with regard to your Stock Rights Agreement and our mutual expectations of your employment with PaeTec. If so, please indicate your agreement with the terms of this letter by countersigning below and returning this letter to me at your earliest convenience.

Very truly yours,

PaeTec Corp. and PaeTec Communications, Inc.

/s/ Arunas A. Chesonis
----------------------------
Arunas A. Chesonis
President


Agreed as of this 12th day of January, 1999

/s/ Richard E. Ottalagana
----------------------------
Richard E. Ottalagana